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                                                                      Exhibit 10
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this "AGREEMENT") effective the 22nd day of July, 1996, by and between Centennial Savings Bank, a savings bank incorporated under the laws of the State of Ohio (hereinafter referred to as the "EMPLOYER"), the principal office of which is located at 5535 Glenway Avenue, Cincinnati, Ohio 45238 and Robert R. Sudbrook (hereinafter referred to as the "EMPLOYEE"), an individual whose residence address is 5881 Woodbridge Lane, West Chester, Ohio 45069;

                                   WITNESSETH:

         WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of the EMPLOYER (the "BOARD") believes it is in the best interests of the EMPLOYER to retain the services of the EMPLOYEE as President and Chief Executive Officer, in accordance with the terms and conditions of this AGREEMENT;

         WHEREAS, the parties desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the EMPLOYER and the EMPLOYEE; and

         WHEREAS, the BOARD has specifically approved and authorized the execution of this AGREEMENT to take effect as provided for herein;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the receipt of and sufficiency of which are hereby acknowledged, the EMPLOYER and the EMPLOYEE agree as follows:

         1. Employment and Term. The EMPLOYEE is employed as the President and Chief Executive Officer of the EMPLOYER, and the EMPLOYEE hereby accepts employment as the President and Chief Executive Officer of the EMPLOYER, upon the terms and conditions of this AGREEMENT. The initial term of employment shall be for the period commencing on the date hereof (the "EFFECTIVE DATE") and ending 36 months thereafter, subject to extension as provided below (the "TERM"). Effective as of each anniversary of the EFFECTIVE DATE, the EMPLOYEE's term of employment shall be extended for a one-year period beyond the then effective expiration date of the TERM by the BOARD in its sole and exclusive discretion in a duly adopted resolution, subject to acceptance by the EMPLOYEE within thirty days of receipt of notice by the EMPLOYEE of the decision of the BOARD to extend the TERM. Prior to approving any such extension, the BOARD will conduct a performance evaluation of the EMPLOYEE, and the results of such review shall be noted in the minutes of the meeting of the BOARD.


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         2. Duties of EMPLOYEE.

         (a) General Duties and Responsibilities. The EMPLOYEE shall serve as the President and Chief Executive Officer of the EMPLOYER and shall perform the duties and responsibilities customary for such office to the best of his ability and in accordance with (i) the policies established by the BOARD and (ii) all applicable laws and regulations. The EMPLOYEE shall perform such other duties not inconsistent with his position as may be assigned to him from time to time by the BOARD; provided, however, that during the EMPLOYMENT TERM, the EMPLOYER shall employ the EMPLOYEE in a senior executive capacity without diminishment of the importance or prestige of his position.

         (b) Devotion of Entire Time to the EMPLOYER's Business. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the EMPLOYMENT TERM to the faithful performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization without the prior written consent of the BOARD; provided, however, that the EMPLOYEE shall not be precluded from: (i) vacations and other leave time in accordance with Section 3(d) hereof; (ii) reasonable participation in community, civic, charitable or similar organizations; or (iii) the pursuit of personal investments that do not interfere or conflict with the performance of the EMPLOYEE's duties for the EMPLOYER.

         3. Compensation, Benefits and Reimbursements.

         (a) Salary. The EMPLOYEE shall receive an annual salary payable in equal installments not less often than monthly. The amount of the annual salary shall be $160,000 until changed by the BOARD. On the anniversary of the EFFECTIVE DATE each year throughout the EMPLOYMENT TERM, the amount of the EMPLOYEE's annual salary shall be reviewed by the BOARD, and shall be set at an amount not less than $160,000, based upon the EMPLOYEE's individual performance and the overall profitability and financial condition of the EMPLOYER (the "ANNUAL REVIEW"). The results of this ANNUAL REVIEW shall be reflected in the minutes of the BOARD.

         (b) Expenses. In addition to any compensation received under Section 3(a), the EMPLOYER shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT. Such reimbursement shall be made in accordance with the existing policies and procedures of the EMPLOYER pertaining to reimbursement of expenses to senior management officials.

         (c) Employee Benefit Program. During the EMPLOYMENT TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit-sharing plans and similar programs that are maintained by the EMPLOYER from time to time, including programs in respect of group health, disability or life insurance, reimbursement of membership fees in civic, social and professional organizations and all employee

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benefit plans or programs hereafter adopted in writing by the BOARD, for which senior management personnel are eligible, including any employee stock ownership plan or stock option plan (hereinafter collectively referred to as the "BENEFIT PLANS"). Notwithstanding the foregoing sentence, the EMPLOYER may discontinue at any time any such BENEFITS PLANS now existing or hereafter adopted, to the extent permitted by the terms of such plans, and shall not be required to compensate the EMPLOYEE for the elimination of any such BENEFIT PLANS.

         (d) Vacation and Sick Leave. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT, subject to the following conditions:

         (i) The EMPLOYEE shall be entitled to an annual vacation in accordance with the policies periodically established by the BOARD for senior management officials of the EMPLOYER, the duration of which shall not be less than two weeks each year of the EMPLOYMENT TERM;

         (ii) Vacation time shall be scheduled by the EMPLOYEE in a reasonable manner and shall be subject to approval by the BOARD. The EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYER in the event of his failure to take the full allotment of vacation time in any year of the EMPLOYMENT TERM nor shall unused vacation time be carried over into any succeeding year of the EMPLOYMENT TERM; and

         (iii) The EMPLOYEE shall be entitled to annual sick leave as established by the BOARD for senior management officials of the EMPLOYER. In the event that any sick leave time shall not have been used during any year of the EMPLOYMENT TERM, such leave shall accrue to subsequent years of the EMPLOYMENT TERM, only to the extent authorized by the BOARD. Upon termination of his employment, the EMPLOYEE shall not be entitled to receive any additional compensation from the EMPLOYER for unused sick leave.

         4. Termination of Employment. In addition to the EMPLOYER's right to terminate the employment of the EMPLOYEE at the end of the EMPLOYMENT TERM, the EMPLOYER may terminate the employment of the EMPLOYEE at any other time during the EMPLOYMENT TERM. In the event that the EMPLOYER terminates the employment of the EMPLOYEE during the EMPLOYMENT TERM because of the EMPLOYEE's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule, regulation or final cease-and-desist order (other than traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as "JUST CAUSE"), the EMPLOYEE shall have no right to receive any compensation or other benefits for any period after such termination. In the event that the EMPLOYER terminates the employment of the EMPLOYEE during the EMPLOYMENT TERM for any reason other than (i) JUST CAUSE,

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(ii) the EMPLOYEE's retirement at or after the normal retirement age under a qualified pension plan maintained by the EMPLOYER (hereinafter referred to as "RETIREMENT") or, (iii) pursuant to Section 1 of this AGREEMENT at the end of the EMPLOYMENT TERM, the EMPLOYEE, depending on the circumstances, shall be entitled to the following:

         (a) Termination After CHANGE OF CONTROL. In the event that, in connection with or within one year of a "Change of Control" (hereinafter defined) of the EMPLOYER, the EMPLOYER (i) terminates the employment of the EMPLOYEE for any reason other than (A) JUST CAUSE, (B) the EMPLOYEE's RETIREMENT or (C) pursuant to Section 1 of this AGREEMENT, (ii) otherwise changes the present capacity or circumstances in which the EMPLOYEE is employed as set forth in Section 2 of this AGREEMENT, or (iii) causes a material reduction in the EMPLOYEE's responsibilities, authority, compensation or other benefits provided under this AGREEMENT without the EMPLOYEE's written consent, then the following shall occur:

                  (I) The EMPLOYER shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate, an amount equal to three times the EMPLOYEE's average annual compensation. For purposes of this AGREEMENT, average annual compensation shall be based on the EMPLOYEE's total cash compensation, including but not limited to salary and bonus payments, for the five taxable years immediately preceding the termination of employment or such lesser number of years since the EFFECTIVE DATE.

                  (II) The EMPLOYEE, his dependents, beneficiaries and estate shall continue to be covered under all BENEFIT PLANS of the EMPLOYER at the EMPLOYER's expense as if the EMPLOYEE were still employed under this AGREEMENT, until the earliest of (i) the end of the EMPLOYMENT TERM under this AGREEMENT pursuant to Section 1 of this AGREEMENT; (ii) the date the EMPLOYEE becomes 65 years of age or (iii) the date on which the EMPLOYEE is included in another employer's benefit plans as a full-time employee.

                  (III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the EMPLOYER hereunder, except as specifically stated in subsection (II) of this subsection (a).

In the event that payments pursuant to this subsection (a) would exceed three times the EMPLOYEE's annual salary at termination or would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, "SECTION 280G"), such payments shall be reduced to the maximum amount that may be paid without exceeding such limits.

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                  A "CHANGE OF CONTROL" shall be deemed to have occurred in the event that, at any time during the EMPLOYMENT TERM, any person or entity is deemed to have acquired "control" of the EMPLOYER within the meaning of 12 C.F.R. Section 303.4 of the Regulations of the Board of Governors of the Federal Reserve System.

         (b) Termination Without CHANGE OF CONTROL. In the event the EMPLOYER terminates the employment of the EMPLOYEE for any reason other than (i) JUST CAUSE, (ii) in connection with a CHANGE OF CONTROL under subsection (a),
(iii) the EMPLOYEE's RETIREMENT, or (iv) pursuant to Section 1 of this AGREEMENT, the EMPLOYER shall be obligated to continue to (x) pay on a monthly basis to the EMPLOYEE, his designated beneficiaries or his estate, his annual salary provided pursuant to Section 2 of this AGREEMENT for a period of 36 months; provided, however, that the aggregate amount of such payments shall not exceed three times the EMPLOYEE's average annual compensation as of the date of termination, and (y) provide to the EMPLOYEE at the EMPLOYER's expense, health, life, disability, and other benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment until the earliest to occur of (A) the end of the EMPLOYMENT TERM under this AGREEMENT,
(B) the date the EMPLOYEE becomes 65 years of age, or (C) the date the EMPLOYEE becomes employed full-time by another employer. In the event that payments pursuant to this subsection (b) would exceed three times the EMPLOYEE's annual salary at termination or would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount that may be paid without exceeding those limits.

         (c) Death of the EMPLOYEE. The EMPLOYMENT TERM automatically terminates upon the death of the EMPLOYEE. In the event of such death, the EMPLOYEE's estate shall be entitled to receive the compensation due the EMPLOYEE through the last day of the calendar month in which the death occurred, except as otherwise specified herein.

         (d) "Golden Parachute" Provision. Any payments made to the EMPLOYEE pursuant to Section 4 of this AGREEMENT, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. No such payments shall be made (i) at a time when the EMPLOYER is not in compliance with its regulatory capital requirements or (ii) to the extent that such payments would cause the EMPLOYER to fail to meet its regulatory capital requirements.

         5. Special Regulatory Events. Notwithstanding Section 4(a) and (b) of this AGREEMENT, the obligations of the EMPLOYER to the EMPLOYEE shall be as follows in the event of the following circumstances:

         (a) If the EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the EMPLOYER's affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818(e)(3), (g)(1)), the EMPLOYER's obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the EMPLOYER may, in its discretion, (A) pay the EMPLOYEE all or part of the compensation

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withheld while the obligations in this AGREEMENT were suspended and (B)
reinstate, in whole or in part, any of the obligations that were suspended.

         (b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the EMPLOYER's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. Section 1818(e)(4), (g)(1)),
all obligations of the EMPLOYER under this AGREEMENT shall terminate as of the effective date of such order, but vested rights of the EMPLOYEE shall not be affected.

         (c) If the EMPLOYER is in default, as defined in section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this AGREEMENT shall terminate as of the date of default, but vested rights of the EMPLOYEE shall not be affected.

         6. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the EMPLOYER from consolidating with, merging into, or transferring all, or substantially all, of its assets to another corporation that assumes all of the EMPLOYER's obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term "EMPLOYER" as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

         7. Competition of EMPLOYEE with EMPLOYER. If the EMPLOYEE terminates his employment during the EMPLOYMENT TERM, for two years after such termination, the EMPLOYEE shall not accept employment from or become associated with or engaged by, in any manner, any commercial bank, savings and loan association, savings bank or other financial institution in the Hamilton County, Ohio market, without the prior written consent of the EMPLOYER. The terms "become associated with" or "engaged by" means rendering any service, whether as an employee, director, consultant, independent contractor, partner, co-venturer or investor (excluding any interest of the EMPLOYEE through investment of up to an aggregate of 10% in the equity or debt securities or equivalent partnership interest of any person required to register under Section 12(g) of the Securities and Exchange Act of 1934), to or on behalf of any organization conducting any business then competitive to that of the EMPLOYER.

         8. Confidential Information. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding the EMPLOYER and its customers and business. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the EMPLOYER consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the EMPLOYER, its subsidiaries or affiliates, or to any of the businesses operated by them, and the EMPLOYEE confirms that such information constitutes the exclusive property of the EMPLOYER. The EMPLOYEE shall not otherwise knowingly act or conduct himself (i) to the material detriment of the EMPLOYER, its subsidiaries, or affiliates, or (ii) in a manner which is inimical or contrary to the interests of the EMPLOYER.

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         9. Nonassignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries, or legal representatives without the EMPLOYER's prior written consent; provided, however, that nothing in this Section 9 shall preclude (i) the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

         10. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         11. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the EMPLOYER and their respective permitted successors and assigns.

         12. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

         13. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

         14. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between the EMPLOYER (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

         15. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

         16. Governing Law. This AGREEMENT has been executed and delivered in the State of Ohio and its validity, interpretation, performance, and enforcement shall be governed by the laws of this State of Ohio, except to the extent that federal law is governing.


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         IN WITNESS WHEREOF, the EMPLOYER has caused this AGREEMENT to be executed and its seal to be affixed hereunto by its duly authorized officers, and the EMPLOYEE has signed this AGREEMENT, all as of the day and year first above written.


Attest:                               CENTENNIAL SAVINGS BANK



------------------------------        By:  Edgar A. Rust
                                           -------------
                                           its Chairman



                                      /s/ ROBERT R. SUDBROOK
                                      -----------------------
                                      Robert R. Sudbrook



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